UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2004

Wyndham International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9320	94-2878485
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(214) 863-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 12, 2004, Wyndham International, Inc. issued a press release announcing that Theodore Teng, the Company’s President and Chief Operating Officer; Joseph Champ, the Company’s Executive Vice President of Business Development and Chief Investment Officer; Patricia Smith, the Company’s Executive Vice President of Human Resources; and Donna DeBerry, the Company’s Executive Vice President of Diversity and Corporate Affairs, will be leaving their positions. Timothy L. Fielding, the current Senior Vice President and Corporate Controller, will be named Executive Vice President and Chief Accounting Officer. Judy Hendrick, the current Senior Vice President and Treasurer, will be named Executive Vice President and Chief Investment Officer. Wyndham International, Inc. also issued a separate press release announcing that Richard A. Smith, the Company’s Executive Vice President and Chief Financial Officer, has resigned to take a position with another company. Elizabeth Schroeder will be appointed to Executive Vice President and acting Chief Financial Officer. The press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Mr. Fielding joined the Company in July 1995 as Director of Corporate Finance. In May 2000, he was promoted to Senior Vice President and Corporate Controller. Prior to joining the Company, Mr. Fielding was the Director of Corporate Finance with Medical Care America for two years. Prior to this, Mr. Fielding spent ten years (four years as senior audit manager) with KPMG Peat Marwick working with public and private companies in the real estate, broker/dealer, banking and manufacturing industries. Mr. Fielding received a bachelor’s and master’s degree in accounting from Sam Houston State University. Mr. Fielding is 44 years old.

Ms. Hendrick joined the Company in 1993 as Finance Manager. In May 2000, she was promoted to Senior Vice President of Finance and Treasurer. Prior to joining the Company, Ms. Hendrick held commercial lending positions with InterFirst Bank Dallas where she was Vice President of Real Estate Lending. Prior to this, Ms. Hendrick held various positions with other banks including Canadian Imperial Bank of Commerce and Chase Manhattan Service Corporation. Ms. Hendrick received an MBA degree in finance from the University of Texas at Dallas. Ms. Hendrick is 51 years old.

Ms. Schroeder joined the Company in August 1998 as Vice President of Finance. In May 2000, she was promoted to Senior Vice President of Finance and assumed additional responsibilities for investor relations and strategic planning. Prior to joining the Company, Ms. Schroeder held executive positions in financial reporting, planning and analysis with American General Hospitality, where she was the corporate controller for five years. Prior to this, Ms. Schroeder spent eight years with various regional public accounting firms overseeing large corporate and high wealth individual clients. Ms. Schroeder received a bachelor’s degree in accounting from Louisiana State University. Ms. Schroeder is 39 years old.

Prior to Mr. Fielding’s, Ms. Hendrick’s and Ms. Schroeder’s promotions to Executive Vice President, Wyndham International, Inc. entered into separate employment agreements with each of these executives during 2000. These employment agreements provide for a base salary and incentive plan bonuses as approved by the Board of Directors, medical and dental benefits and reimbursement of certain expenses approved by the Company. The Company may terminate the executive for cause without any payment of any kind of compensation, except for such compensation earned to the date of such termination. The Company may terminate the executive without cause by giving notice and upon payment of all salary and bonuses owing up to the date of termination and a termination payment equal to 18 months’ base annual salary and bonus. The employment agreement also provides that the executive will not compete with the Company for a period of 18 months following the termination of his or her employment. The employment agreements are attached hereto as Exhibits 99.3, 99.4, and 99.5 and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

99.1	Press Release dated October 12, 2004.

99.2	Press Release dated October 12, 2004.

99.3	Employment Agreement between Wyndham International, Inc. and Timothy L. Fielding.

99.4	Employment Agreement between Wyndham International, Inc. and Judy Hendrick.

99.5	Employment Agreement between Wyndham International, Inc. and Elizabeth Schroeder.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By:	/S/ MARK A. SOLLS
Mark A. Solls, Executive Vice President and General Counsel

Date: October 12, 2004

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EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated October 12, 2004.

99.2*	Press Release dated October 12, 2004.

99.3*	Employment Agreement between Wyndham International, Inc. and Timothy L. Fielding.

99.4*	Employment Agreement between Wyndham International, Inc. and Judy Hendrick.

99.5*	Employment Agreement between Wyndham International, Inc. and Elizabeth Schroeder.

*	Filed herewith.

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